Exhibit 23.1



               CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement (Form S-4) of our report, dated
January 12, 1999, relating to the consolidated financial statements of First Leesport Bancorp, Inc. included in its Annual Report (Form 10-KSB) for the year ended December 31, 1998. We also consent to the reference to our firm under the caption "Experts" in the Joint Proxy Statement/Prospectus.



                              /s/ BEARD & COMPANY, INC.

Reading, Pennsylvania
April 22, 1999